As filed with the Securities and Exchange Commission on November 3, 2004

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SOUTHWEST BANCORPORATION OF TEXAS, INC.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	76-0519693 (I.R.S Employer Identification No.)

4400 POST OAK PARKWAY
HOUSTON, TEXAS 77027
(713) 235-8800

(Address of Principal Executive Offices)

Southwest Bancorporation of Texas, Inc.
Amended and Restated Non-Employee Directors Deferred Fee Plan

(Full title of the plan)

P. Allan Port
Executive Vice President, General Counsel and Secretary
Southwest Bancorporation of Texas, Inc.
4400 Post Oak Parkway
Houston, Texas 77027

(Name and address of agent for service)

(713) 235-8800

(Telephone number, including area code, of agent for service)

With Copy to:

Fulbright & Jaworski L.L.P.

1301 McKinney, Suite 5100
Houston, Texas 77010-3095
(713) 651-5151
Attention: Arthur Rogers

Calculation of Registration Fee

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price per	aggregate offering	Amount of
to be registered	registered (2)(3)	share (1)	price (1)	registration fee
Common Stock, no par value per share	200,000 shares	$23.05	$4,610,000	$584.09

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, based on the average of the high and low sale prices of such security on November 2, 2004, as reported by The Nadsaq Stock Market, Inc.

(2)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3)	The amount of Common Stock registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, stock dividend or other change in the capitalization of the Registrant.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
SIGNATURES
EXHIBIT INDEX
Opinion of Fulbright & Jaworski L.L.P.
Consent of PricewaterhouseCoopers LLP
Powers of Attorney

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement on Form S-8 is to register for sale under the Securities Act of 1933, as amended, an additional 200,000 shares of common stock, $1.00 par value, of Southwest Bancorporation of Texas, Inc. (the “Company”) pursuant to the Company’s Amended and Restated Non-Employee Directors Deferred Fee Plan (the “Plan”). Pursuant to General Instruction E on Form S-8, the contents of the Company’s previously filed Registration Statement on Form S-8 relating to the Plan (File No. 333-74452) is incorporated herein by reference.

Item 8. Exhibits.

4.1	—	Articles of Incorporation of the Company, restated as of May 1, 2001 (incorporated by reference to Exhibit 4.1 to the Company’s Form S-8 Registration Statement No. 333-60190).

4.2	—	Bylaws of the Company, restated as of December 31, 1996 (incorporated by reference to Exhibit 3.2 to the Company’s Form S-1 Registration Statement No. 333-16509).

4.3	—	Amendments to Bylaws of Southwest (incorporated by reference to Exhibit 3.3 to the Company’s Form S-4 Registration Statement No. 333-118108).

4.4	—	Form of Deferral Election Form under Non-Employee Directors Deferred Fee Plan (incorporated by reference to Exhibit 4.4 to the Company’s Form S-8 Registration Statement No.333-74452).

4.5	—	Southwest Bancorporation of Texas, Inc. Amended and Restated Non-Employee Directors Deferred Fee Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement filed March 25, 2004).

5.1*	—	Opinion of Fulbright & Jaworski L.L.P.

23.1*	—	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2*	—	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1 to this Registration Statement).

24.1*	—	Powers of Attorney.

*	Filed herewith.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on November 3, 2004.

SOUTHWEST BANCORPORATION OF TEXAS, INC.
By:	P. ALLAN PORT
P. Allan Port
Executive Vice President, General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Walter E. Johnson	Chairman of the Board and Director	November 3, 2004

* Paul B. Murphy, Jr.	Director and Chief Executive Officer (Principal Executive Officer)	November 3, 2004

* Randall E. Meyer	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 3, 2004

* Laurence L. Lehman III	Senior Vice President and Controller (Principal Accounting Officer)	November 3, 2004

* Carin M. Barth	Director	November 3, 2004

* John B. Brock III	Director	November 3, 2004

* Ernest H. Cockrell	Director	November 3, 2004

* J. David Heaney	Director	November 3, 2004

* Paul W. Hobby	Director	November 3, 2004

* John W. Johnson	Director	November 3, 2004

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* Barry M. Lewis	Director	November 3, 2004

* Fred R. Lummis	Director	November 3, 2004

* Andres Palandjoglou	Director	November 3, 2004

* Wilhelmina E. Robertson	Director	November 3, 2004

* Thomas F. Soriero, Sr.	Director	November 3, 2004

* Stanley D. Stearns, Jr.	Director	November 3, 2004

*	By:	P. ALLAN PORT
P. Allan Port, as attorney-in-fact

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EXHIBIT INDEX

Exhibit Number		Description
4.1	—	Articles of Incorporation of the Company, restated as of May 1, 2001 (incorporated by reference to Exhibit 4.1 to the Company’s Form S-8 Registration Statement No. 333-60190).

4.2	—	Bylaws of the Company, restated as of December 31, 1996 (incorporated by reference to Exhibit 3.2 to the Company’s Form S-1 Registration Statement No. 333-16509).

4.3	—	Amendments to Bylaws of Southwest (incorporated by reference to Exhibit 3.3 to the Company’s Form S-4 Registration Statement No. 333-118108).

4.4	—	Form of Deferral Election Form under Non-Employee Directors Deferred Fee Plan (incorporated by reference to Exhibit 4.4 to the Company’s Form S-8 Registration Statement No.333-74452).

4.5	—	Southwest Bancorporation of Texas, Inc. Amended and Restated Non-Employee Directors Deferred Fee Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement filed March 25, 2004).

5.1*	—	Opinion of Fulbright & Jaworski L.L.P.

23.1*	—	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2*	—	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1 to this Registration Statement).

24.1*	—	Powers of Attorney.

*	Filed herewith.

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